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                                                                  Exhibit 3.1(h)


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Microfilm Number 91451090         Filed with the Department of State on September 20, 1999
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Entity Number 968281                          /s/ Kim Pizzingrilli
             --------------                   ----------------------------------
                                              SECRETARY OF THE COMMONWEALTH

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The NAME of the corporation is:    Alkermes, Inc.
                                     -------------------------------------------

2. The (a) ADDRESS of this corporation's current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

  (a)___________________________________________________________________________
      Number and Street            City      State          Zip       County

  (b)c/o: CT Corporation System                              Philadelphia
         -----------------------------------------------------------------------
         Name of Commercial Registered Office Provider       County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

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                                                           Business Corporation Law (Act of May 5, 1933,
3.   The STATUTE by or under which it was incorporated is: P.L. 364, as amended)
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4.   The DATE of its incorporation is: July 13, 1987
                                      ------------------------------------------

5.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

  X The amendment shall be effective upon filing these Articles of Amendment --- in the Department of State.

 ___ The amendment shall be effective on: __________________ at ________________
                                               Date                   Hour

6.   (CHECK ONE OF THE FOLLOWING):

  X The amendment was adopted by the shareholders (or members) pursuant to 15 --- Pa.C.S. ss. 1914(a) and (b).

 ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.
     ss. 1914(c).

7.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

 ___ The amendment adopted by the corporation, set forth in full, is as follows:

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

  X The amendment adopted by the corporation is set forth in full in Exhibit --- A attached hereto and made a part hereof.


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8.   (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

 ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 6TH day of August, 1999.


                               Alkermes, Inc.
                               -------------------------------------------------
                               (Name of Corporation)

                               BY: /s/ James M. Frates
                                   ---------------------------------------------
                                   (Signature)

                               TITLE: Vice President and Chief Financial Officer
                                      ------------------------------------------


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                                 ALKERMES, INC.

                              ARTICLES OF AMENDMENT

                                    EXHIBIT A

RESPONSE TO ITEM 7:

          RESOLVED, that the first paragraph of Article Fourth of the Second Amended and Restated Articles of Incorporation, as amended, of Alkermes, Inc. be amended to read in full as follows:

       FOURTH:      The aggregate number of shares which the Corporation shall have authority to issue is 85,000,000 shares, par value $.01 per share, of which 80,000,000 shares are designated as Common Stock (hereinafter referred to as "Common Stock").